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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  April 9, 2001


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


       Delaware               1-8400                    75-1825172
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)               (Zip Code)


                          (817) 963-1234
                (Registrant's telephone number)







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Item 5.  Other Events

AMR Corporation is filing herewith a press release issued on April 9, 2001 by American Airlines, Inc. ("American", a wholly owned subsidiary of AMR Corporation) as Exhibit 99.1 which is included herein. This press release was issued to announce the completion of American's acquisition of Trans World Airways, Inc.

Item 7.  Financial Statements and Exhibits

The following exhibit is included herein:

99.1 Press Release


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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  April 10, 2001

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                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release

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                                                Exhibit 99.1



                         Contact:  Corporate Communications
                                   Fort Worth, Texas
                                   817-967-1577


FOR RELEASE:  Monday, April 9, 2001


 AMERICAN AIRLINES COMPLETES ACQUISITION OF TRANS WORLD AIRLINES

       Combination Will Offer Greater Service to Customers
                And Create New Job Opportunities

     Business as Usual During Transition for TWA Employees,
                   Passengers and Ticketholders

     FORT WORTH, Texas - A new era in aviation history began today as American Airlines successfully completed its acquisition of most of the assets of Trans World Airlines, Inc. The combined company will offer travel to more than 300 cities worldwide on more than 900 aircraft, with an expanded and more convenient flight schedule.
     Effective today, TWA will be operated by TWA Airlines LLC, a wholly owned subsidiary of American Airlines. In the near term, the two airlines will operate independently, including separate reservations systems, payroll systems, aircraft, procedures and policies. TWA employees, passengers and ticketholders will enjoy business as usual during the transition period. Following the transition period, TWA LLC will be fully integrated into American's operations. Robert W. Baker, vice chairman of American Airlines, will assume the role of CEO of TWA LLC, and former TWA President and Chief Executive Officer Captain William
F. Compton will serve as president.
     Donald J. Carty, chairman and CEO of American Airlines, said, "Today, we celebrate a true milestone for the employees and customers of both American Airlines and TWA. The combination marks the beginning of a new era in aviation, as we bring together some of the most valuable assets and some of the best people in the industry. The groundbreaking airline we are creating today will offer expanded service to customers and increased opportunity for employees, and will provide significant value to American Airlines shareholders."

                         - more -
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AA Completes Acquisition of TWA
April 9, 2001
Page 2


     Robert W. Baker said, "I am delighted to welcome TWA employees to the American family, and I look forward to working with Bill Compton to ensure a smooth transition. While we still have a lot of operational details to work out, I am extremely excited by the opportunity to bring together two of the industry's best workforces and to begin to deliver benefits to our customers. It is important to emphasize that, for now, TWA passengers and ticketholders should expect no changes. TWA reservations centers, ticketing procedures, most Aviators policies and most Ambassador Clubs will continue to operate as normal. We'll provide ample notice of any changes that will affect passengers."
     Captain William F. Compton added, "Today marks the beginning of the next chapter in TWA's storied history. I have known and admired American's management team for many years, and I look forward to working with them to build a prosperous future for American Airlines. Significantly, this transaction ensures a continued presence in the communities TWA serves and continued opportunities for TWA employees."
     American Airlines announced earlier this year that it had agreed to purchase substantially all the assets of Trans World Airlines, Inc. through a U.S. Bankruptcy Court proceeding for approximately $625 million in cash and the assumption of aircraft operating leases.

American Airlines, Inc.

     American Airlines and its regional airline affiliate, American Eagle Airlines, together serve more than 240 cities in 49 countries and operate approximately 4,100 daily flights. American Airlines, which traces its beginnings to 1926, today operates a fleet of 720 modern jetliners and employs more than 103,000 people worldwide. American Airlines and American Eagle are both wholly owned by AMR Corp. (NYSE: AMR).

                              # # #

    American Airlines and AMR Corporation press releases are
                  available on the Internet at
                  www.amrcorp.com/corpcomm.htm